National Health Investors Investor Update February 26, 2026 The Bridges at Warwick operated by Priority Life Care

Disclaimers This presentation, as well as information included in oral statements made, or to be made, by our senior management contain forward- looking statements that are based on current expectations, estimates, beliefs and assumptions. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. While we may elect to update these forward-looking statements at some point in the future, we disclaim any obligation to do so, except as may be required by law, even if our estimates or assumptions change. In light of these and other uncertainties, the inclusion of a forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements. Factors which could cause our actual results to be materially different from those in or implied by the forward looking statements we make, many of which are beyond our control, include, among other things, the operating success of our managers, tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities; risks associated with pandemics, epidemics or outbreak; the risk that the cash flows of our tenants, managers and borrowers may be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; operational risks with respect to our senior housing operating portfolio structured communities; risks related to our ability to maintain the privacy and security of Company information; our ability to continue to qualify for taxation as a real estate investment trust; and other risks which are described under the heading “Risk Factors” in Item 1A in our Form 10-K for the year ended December 31, 2025. In this presentation we refer to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. Reconciliations to certain non-GAAP measures can be found at the end of this presentation, in the Company’s quarterly supplementals which can be found on our website at www.nhireit.com, and in our quarterly Form 10-Q filings and annual Form 10-K filing. Throughout this presentation, certain abbreviations and acronyms are used to simplify the format. A list of definitions is provided at the end of this presentation to clarify the meaning of any reference that may be ambiguous. 2

Overview of Fourth Quarter 2025

NATIONAL HEALTH INVESTORS

Summary of Quarterly Financial Results [1]

(in thousands except per share and percentages)	Q4 2024	Q3 2025	Q4 2025
Net Income per diluted share	$0.95	$0.69	$0.80
NAREIT FFO per diluted share	$1.24	$1.09	$1.22
Normalized FFO per share	$1.12	$1.32	$1.22
Funds Available for Distribution (FAD)	$52,073	$62,248	$57,943
Diluted shares outstanding	45,435	47,624	47,882
FAD Payout Ratio	78.9%	70.3%	76.6%
SHOP NOI	$3,250	$4,924	$7,303
SHOP NOI Margin	23.2%	23.3%	23.8%



[1] Refer to Appendix for definitions and relevant non-GAAP reconciliations

Key Operating and Balance Sheet Highlights

Real Estate Investments

- Lease revenue excluding straight-line, lease amortization, and escrow reimbursement revenue of $67.2 million increased 7.2% compared to Q4 2024. The current year quarter included approximately $1.9 million in cash revenue related to previously deferred rent which compares to $2.3 million in the prior year period;
  - Deferral repayments attributable to Bickford increased by 38% to $1.5 million compared to the prior year period;
- New properties acquired since 4Q 2025 contributed approximately $3.9 million in cash rental income during the quarter; and
- Interest income and other revenue declined by 19.4% to $4.8 million compared to $6.0 million in the prior year period. The Mortgage and other notes receivable balance declined by approximately $65.6 million to $203.3 million compared to Q4 2024.

Senior Housing Operating Portfolio (SHOP) [1]

- **Total SHOP**
  - Q4 2025 SHOP revenue increased 119.4% compared to the prior year period and 45.1% sequentially due to the transition of seven properties effective August 1, 2025 and the acquisition of four properties effective October 1, 2025;
    - Q4 2025 SHOP occupancy was 86.9% and RevPOR was $3,918;
  - Q4 2025 NOI of $7.3 million increased 124.9% compared to the prior year period and 48.3% sequentially;
  - Q4 2025 SHOP NOI margin of 23.8% increased 60 bps compared to the prior year period and declined 50 bps sequentially;
- **Same-Store ("SS") SHOP**
  - On a SS basis for 15 properties, SHOP revenue decreased 0.3% driven by a 3.2% increase in RevPOR offset by a 300-bps decline in occupancy to 87.9%; and
  - SS SHOP NOI decreased by 0.9% compared to the prior year period and increased 8.7% sequentially and the SS NOI margin declined by 10-basis points compared to the prior year period and increased 200 bps sequentially to 23.1%.

Balance Sheet [1]

- Net Debt to Adjusted EBITDA at an annualized 3.8x is within NHI's updated target range of 3.5x – 4.5x (from 4.0x – 5.0x previously);
- During the quarter, NHI settled approximately 0.6 million shares for proceeds of $46.2 million;
- The Company had approximately 0.6 million shares available to settle under ATM forward sales agreements for proceeds of approximately $44.5 million at December 31, 2025; and
- Total liquidity of approximately $0.9 billion at December 31, 2025.

Portfolio Activity

- Announced 2025 investments totaling $392.4 million including $217.5 million in Q4 2025;
- Announced $105.5 million in one SHOP investment in February 2026;
- NHI has signed LOIs totaling $110.6 million at an average initial yield of 7.5% primarily in SHOP investments; and
- NHI is currently evaluating a pipeline of investment opportunities valued at approximately $488.0 million focused on senior housing opportunities (excluding large portfolio investments).

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Initial 2026 Guidance

2026 Guidance Range [1]

(in millions except per share amounts)	Low	High
Net income attributable to common stockholders	**$ 180.1**	**$ 182.4**
Adjustments to NAREIT Funds From Operations (FFO)		
Depreciation (net) [2]	86.2	86.5
Gains on sales (net) and impairments of real estate	(24.4)	(24.7)
NAREIT FFO	**$ 241.9**	**$ 244.2**
Adjustments to Normalized Funds From Operations (NFFO)		
Adjustments	-	-
Normalized FFO	**$ 241.9**	**$ 244.2**
Adjustments to Funds Available for Distribution (FAD)		
Straight-line revenue and lease incentive amortizations (net) [2]	(0.9)	(1.0)
Equity method investment adjustments	(1.5)	(1.6)
Equity method investment non-refundable fees received	1.8	1.9
Non-cash stock-based compensation	7.1	6.9
SHOP [2] and equity method investment recurring capital expenditures	(4.2)	(3.9)
Other [2, 3]	4.7	4.9
FAD	**$ 248.9**	**$ 251.4**
Weighted average diluted common shares	49.0	48.9
NAREIT FFO per diluted common share	$ 4.94	$ 4.99
NFFO per diluted common share	$ 4.94	$ 4.99

1 Refer to Appendix for definitions and relevant non-GAAP reconciliations
2 Net of amounts attributable to non-controlling interests
3 Includes credit loss expense, non-real estate depreciation, and amortization of debt issuance costs and discounts

2026 Guidance Assumptions & Considerations

NHI's 2026 annual guidance includes the following assumptions:

- $230.0 million in unidentified new investments at an initial average NOI yield of 7.8% and 70% in new SHOP investments;
- $111.3 million in expected disposition proceeds through Q2 2026 on assets yielding 8.2% resulting in a gain ranging between $24.4 million - $24.7 million;
- Continued fulfillment of existing commitments;
- Same-Store SHOP NOI annual growth in a range of 7.0% - 8.0%;
- Total SHOP NOI growth, before the assumption for unidentified new SHOP investments ranging from 105.0% - 109.0%, or $39.2 million - $40.0 million;
- Settlement of all existing forward equity sales agreements in 2026; and
- Continued collection of deferred rents.

In addition to the assumptions listed above, NHI's guidance range is based on several other assumptions, many of which are outside the Company's control and all of which are subject to change. The guidance range may change if actual results vary from these assumptions.



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Investment Overview 5 • Diversified portfolio spans the senior housing care continuum across 33 states and 42 operating partners • Triple-net leases provide a secure source of revenue and improving fundamentals have generated significant deferral repayments • EBITDARM coverages across asset classes continue to steadily improve • SHOP NOI growth of 124.9% in Q4 2025 driven by recent transitions and acquisitions • Recent SHOP acquisition for $105.5 million increases pro forma annualized NOI SHOP contribution to approximately 12% from 4.5% at the end of 2024 • Total NOI growth for 2026 estimated at 105% - 109% before unidentified acquisitions • Investments of $392.4 million in 2025 and $105.5 million YTD in 2026 • $110.6 million in signed LOIs and a $488.0 million pipeline • Modified net debt to adjusted EBITDA leverage policy from 4.0x – 5.0x to 3.5x – 4.5x • Significant investment capacity on revolver and ATM • Supply of senior housing inventory is growing at less than 1.0% and slowing as new starts are more than 60% below historical average • Demand is surging as 85+ population growth expected to accelerate over the next 15 years Diversified Portfolio Limits Concentration Risk Significant SHOP Growth Opportunity Financial Strength Positions NHI for External Growth Strong Industry Dynamics Support Long Term Growth 1 1 University of Virginia’s Weldon Cooper Center for Public Service; National Investment Center for Senior Housing & Care (“NIC”); NIC data is from NICMAP Primary & Secondary markets through 4Q 2025.

Senior Housing Operating Portfolio (SHOP) Opportunity

(dollars in thousands except RevPOR[1])

Early Stages of Significant Total SHOP Growth

- Total SHOP NOI increased 124.9% year-over-year in Q4 2025
- NHI transitioned seven properties (938 units) to SHOP effective August 1, 2025, and acquired four properties (344 units) on October 1, 2025
- Completed the largest SHOP acquisition to date on February 2, 2026, with a $105.5 million investment for nine properties (460 units) and expect an additional investment of $3.3 million during the first year; expected initial NOI yield of 8.0% and 7.6% after routine capital expenditures
- Total SHOP contribution to adjusted NOI on a pro forma basis to include the February acquisition is estimated at approximately 12% compared to approximately 5% in the same period last year
- Guidance includes that 70% of new investments are allocated to SHOP

Organic NOI Upside in Same-Store SHOP Portfolio

- NHI continues to view the SS SHOP portfolio of 15 properties as a strong source of organic growth as the NOI margin improves toward more historic levels achieved
- Based on 2025 revenue run-rate, each 100-bps increase in the NOI margin generates incremental annual NOI of approximately $0.6 million
- Q4 2025 NOI margin at 23.1% declined by 10 basis points compared to Q4 2024 which was an improvement compared to the 90-basis point decline year-over-year decline experienced in Q3 2025
- NHI has implemented measures to improve the SS SHOP NOI and expects growth to reaccelerate to double-digit levels in the second half 2026
- Same-store NOI growth guidance of 7% - 8% driven by improvement in the second half of the year

Total SHOP NOI



Total SHOP NOI
124.9%
$3,250
$7,303
Q4 2024
Q4 2025

SHOP % NOI Contribution



SHOP % NOI Contribution
5%
12%
Before SHOP Expansion
Pro Forma SHOP

Same-Store SHOP Opportunity

	2021 [5]	2022 [5]	2023	2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Properties	15	15	15	15	15	15	15	15
Units	1,730	1,731	1,734	1,732	1,732	1,732	1,732	1,732
Occupancy	78.9 %	76.7 %	78.2 %	87.6 %	89.2 %	89.1 %	87.9 %	86.4%
RevPOR [1]	$ 3,020	$ 3,008	$ 2,999	$ 2,990	$ 3,008	$ 3,071	$ 3,074	$3,111
Resident Fees	$ 49,469	$ 47,940	$ 48,809	$ 54,421	$13,939	$14,217	$14,057	$13,968
Operating Expenses [3]	(28,898)	(34,010)	(37,154)	(39,564)	(10,162)	(9,687)	(10,388)	(10,050)
Management Fees [3]	(2,473)	(2,396)	(2,433)	(2,685)	(691)	(709)	(707)	(698)
SHOP NOI [2]		$ 11,535	$ 9,222	$ 12,170	$ 3,086	$ 3,821	$ 2,962	$ 3,220
SHOP NOI Margin [4]	36.6 %	24.1 %	18.9 %	22.4%	22.1%	26.9%	21.1%	23.1%

1 RevPOR is calculated as monthly resident fees and services divided by the average occupied units for the period presented.
2 Refer to Appendix for definitions and relevant non-GAAP reconciliations.
3 The sum of operating expenses and management fees reflect the total reported senior housing operating expenses. Management fees reflect 5.0% of resident fees as disclosed in the Company's senior housing operating portfolio structure.
4 SHOP NOI margin calculated by dividing each respective quarter SHOP NOI by each quarter resident revenue.
5 Shaded area reflects periods of operations under different managers prior to the April 1, 2022, SHOP formation and are provided for illustrative purposes. Refer to Appendix for definitions and relevant non-GAAP reconciliations.

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2025 Investments: Closed $392.4 million at an average initial yield of 8.08% Recent Investments and Pipeline Significant Pipeline Creates Pathway for External Growth Opportunities 7 (dollars in millions) 1 Represents contractual rent or interest / purchase price. SHOP yields are after routine capex. 2 Investment funded partially with the satisfaction of a mortgage which contained a purchase option for NHI. 3 Property acquired in a deed in lieu of foreclosure transaction to satisfy the repayment of a $10.0 million mortgage note receivable. Investment History with New & Existing Relationships Pipeline: Approximately $488.0 million excluding portfolio deals Signed LOIs: $110.6 million at an average yield of 7.50% primarily in SHOP Date Tenant / Borrower Investment Type Yield 1 Investment 1Q 2026 Allegro Living Management SHOP 7.60% $ 105.5 4Q 2025 PLC Lease 8.00% $ 52.1 4Q 2025 Silver Wave Capital Mortgage loan 8.75% 11.3 4Q 2025 William James Group Lease 8.25% 7.0 4Q 2025 Fellowship Senior Living Mortgage loan 8.50% 18.8 4Q 2025 Senior Living Communities 2 Lease 8.25% 54.0 4Q 2025 Compass Senior Living SHOP 7.51% 74.3 2Q 2025 Encore Senior Living Construction loan 9.00% 28.0 2Q 2025 Agemark Senior Living Lease 8.00% 63.5 1Q 2025 Senior Living Hospitality Loan 9.00% 1.9 1Q 2025 Mainstay 3 Lease 8.00% 8.6 1Q 2025 Vizion Loan 9.15% 5.4 1Q 2025 Juniper Communities Lease 7.95% 46.3 1Q 2025 Generations Lease 8.00% 21.2 Total 2025 8.08% $ 392.4 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 $450.0 $500.0 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 New Existing Yield 1

Financial Strength Positions NHI for Potential Accretive External Growth

(dollars in millions)

Strong Balance Sheet Provides Ample Liquidity for Investment

- NHI's current leverage at 3.8x is well within its updated target leverage of 3.5x – 4.5x net debt to adjusted EBITDA as recent acquisitions have been funded largely equity
- Total liquidity of approximately $876 million includes:
  - Approximately 0.6 million shares available to settle under ATM forward sales agreements for net proceeds of approximately $44.5 million
  - Approximately $496.0 million of available revolver capacity and an incremental $315.8 million on the ATM
- Investment grade ratings and "stable" outlooks from Moody's, S&P Global, and Fitch

Liquidity as of December 31, 2025

Cash and Restricted Cash	$	19.6
Credit Facility Availability		496.0
Equity available under ATM forward sale agreements		44.5
ATM assuming settlement of ATM forward sale agreements		315.8
Total Liquidity	$	875.9

Debt Maturity Schedule



Private Placement
Term Loan
Line of Credit
Senior Notes
Available Line of Credit
$125
$100
$204
$496
$750
2026
2027
2028
2029
2030
Thereafter

Net Debt to Annualized Adjusted EBITDA [1]



4.8x
4.9x
4.9x
4.0x
4.5x
4.7x
4.6x
4.6x
4.4x
4.4x
4.4x
4.2x
4.4x
4.1x
4.1x
3.9x
3.6x
3.8x
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25

[1] Refer to Appendix for definitions and relevant non-GAAP reconciliations.

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Diversified Portfolio Across the Senior Housing Care Continuum 9 Geographically Diverse Portfolio Spans the Senior Housing Care Continuum1 (dollars in thousands) 2 SPECIALTY HOSPITAL119 SENIOR HOUSING 68 SKILLED NURSING 26 SHOP 215 Properties 42 Operating Partners 33 States Portfolio Overview Senior housing 62% Skilled nursing 16% Specialty hospital 2% SHOP 18% Other2 2% $3.5bn Investment1 1 Data as of 12/31/25. Investment includes $3.3 million in gross real estate and $0.2 million in mortgages and other notes receivable, net of credit loss reserves 2 Other consists primarily of investments in non-mortgage notes receivable Portfolio Properties Units Senior Housing Triple-net & Mortgage 119 9,983 Skilled Nursing Triple-net & Mortgage 68 8,901 Specialty Hospital Triple-net & Mortgage 2 107 Senior Housing Operating (“SHOP”) 26 3,009 Total 215 22,000 NHI’s portfolio spans the entire senior care continuum including discretionary senior housing, needs-driven senior housing, and skilled nursing and specialty hospitals. The portfolio is well diversified across asset class and product type with limited concentration risk to tenants or geography.

Senior Housing - Need Driven Fundamentals Stabilizing 10 • The Senior Housing – Need Driven leased portfolio represents approximately 35% of annualized adjusted NOI including approximately 12% from the Bickford leased portfolio and 23% from other Need Driven operators. EBITDARM coverage for this group continues to have the lowest coverage though is much improved through optimization efforts. Coverage excluding Bickford was 1.37x in the most recent period measured compared to a low of 0.76x in 2021 when the portfolio optimization began. • Stabilizing fundamentals: As displayed in the charts below, Need Driven operators have substantially improved operating fundamentals resulting in improved occupancy, greater coverage, fewer deferrals and higher repayments. Excluding Bickford, approximately $15.8 million from eight operators has been repaid to date. • Bickford: Occupancy remained at 85.9% in Q4 2025; Bickford’s pro forma EBITDARM coverage was a healthy 1.72x through September 30, 2025. Including the impact of approximately $4.9 million in deferral repayments over the trailing twelve months ended September 30, 2025, Bickford’s coverage was still healthy at 1.49x. Senior Housing – Need Driven Main Optimization Focus Coverage represents EBITDARM coverage for the TTM period ending in the period specified. Deferrals exclude any incentives granted operators. Occupancy represents average quarterly occupancy for the period specified. 0.79x0.76x0.76x0.79x 0.87x0.91x 0.96x1.00x 1.07x1.09x1.13x1.16x1.15x1.15x 1.22x1.23x 1.29x1.33x1.37x 0.00x 0.20x 0.40x 0.60x 0.80x 1.00x 1.20x 1.40x 1.60x $(1,000) $(500) $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 Need Driven excluding Bickford (dollars in '000s) Deferrals Repayments Coverage 77.8% 80.2% 83.3% 85.0% 83.8%83.0% 84.9% 84.2% 82.0%81.8% 84.0% 85.1% 85.8% 85.4% 86.2% 87.3% 85.0% 85.2% 85.9% 85.9% 72.0% 74.0% 76.0% 78.0% 80.0% 82.0% 84.0% 86.0% 88.0% 90.0% $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Bickford (dollars in '000s) Repayments Occupancy

Asset Diversification Creates Stronger Portfolio 11 The Senior Housing – Need Driven portfolio has experienced significant coverage improvement since the start of the portfolio optimization in 2021. The SNF and Discretionary (largely CCRC) portfolios which generate ~54% of adjusted NOI have proved resilient throughout. Coverage represents EBITDARM coverage for the TTM period ending in the period specified. 0.60x 0.80x 1.00x 1.20x 1.40x 1.60x 1.80x 1Q 2 02 1 2Q 2 02 1 3Q 2 02 1 4Q 2 02 1 1Q 2 02 2 2Q 2 02 2 3Q 2 02 2 4Q 2 02 2 1Q 2 02 3 2Q 2 02 3 3Q 2 02 3 4Q 2 02 3 1Q 2 02 4 2Q 2 02 4 3Q 2 02 4 4Q 2 02 4 1Q 2 02 5 2Q 2 02 5 3Q 2 02 5 Senior Housing - Need Driven Bickford Need Driven ex. Bickford 0.60x 1.10x 1.60x 2.10x 2.60x 3.10x 3.60x 1Q 2 02 1 2Q 2 02 1 3Q 2 02 1 4Q 2 02 1 1Q 2 02 2 2Q 2 02 2 3Q 2 02 2 4Q 2 02 2 1Q 2 02 3 2Q 2 02 3 3Q 2 02 3 4Q 2 02 3 1Q 2 02 4 2Q 2 02 4 3Q 2 02 4 4Q 2 02 4 1Q 2 02 5 2Q 2 02 5 3Q 2 02 5 Senior Housing - Discretionary Skilled Nursing

Optimization Creating More Invested Capital Efficiency 12 Optimization Improved ROIC • Pandemic impacts start in late 2020 with first rent concessions granted • Dispositions of underperforming properties begins in 2Q21 and included 48 senior housing properties and seven SNFs • Bickford rent reset and SHOP formation at the beginning of 2Q22 • ROIC improving as dispositions of underperforming assets slow and Normalized FAD stabilizes on solid collections, accretive acquisitions, and continued deferral repayments • 4Q25 ROIC at 8.38% exceeds NHI’s weighted average cost of capital and surpasses pre-pandemic levels Re tu rn o n In ve st ed C ap ita l Refer to Appendix for definitions and relevant non-GAAP reconciliations. 8.33% 8.27% 8.16% 8.04% 7.92% 7.69% 7.53% 7.30% 7.16% 7.47% 7.58% 7.72% 7.80% 7.65% 7.81% 7.94% 8.05% 8.28% 8.29% 8.34% 8.27% 8.25% 8.45% 8.38% 6.00% 6.50% 7.00% 7.50% 8.00% 8.50% 9.00% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25

5000 10000 15000 20000 25000 30000 35000 40000 45000 1Q 20 08 3Q 20 08 1Q 20 09 3Q 20 09 1Q 20 10 3Q 20 10 1Q 20 11 3Q 20 11 1Q 20 12 3Q 20 12 1Q 20 13 3Q 20 13 1Q 20 14 3Q 20 14 1Q 20 15 3Q 20 15 1Q 20 16 3Q 20 16 1Q 20 17 3Q 20 17 1Q 20 18 3Q 20 18 1Q 20 19 3Q 20 19 1Q 20 20 3Q 20 20 1Q 20 21 3Q 20 21 1Q 20 22 3Q 20 22 1Q 20 23 3Q 20 23 1Q 20 24 3Q 20 24 1Q 20 25 3Q 20 25 Senior Housing: Rolling 4-Quarter Units Started Favorable Industry Dynamics: A Pathway For Long Term Growth 13 Supply Growth is Slowing Inventory growth of 0.5% across the care continuum is at an historic low Rolling 4-Quarter units started in Q4 2025 were 61% below the historical average Source: National Investment Center for Senior Housing & Care (“NIC”); data is from NICMAP Primary & Secondary markets through Q4 2025. 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 1Q 20 09 3Q 20 09 1Q 20 10 3Q 20 10 1Q 20 11 3Q 20 11 1Q 20 12 3Q 20 12 1Q 20 13 3Q 20 13 1Q 20 14 3Q 20 14 1Q 20 15 3Q 20 15 1Q 20 16 3Q 20 16 1Q 20 17 3Q 20 17 1Q 20 18 3Q 20 18 1Q 20 19 3Q 20 19 1Q 20 20 3Q 20 20 1Q 20 21 3Q 20 21 1Q 20 22 3Q 20 22 1Q 20 23 3Q 20 23 1Q 20 24 3Q 20 24 1Q 20 25 3Q 20 25 Inventory Growth Senior Housing Independent Living Assisted Living

5.7 6.3 7.6 10.8 2010 2020 2030E 2040E U.S. 85+ Population (in millions) Favorable Industry Dynamics: A Pathway For Long Term Growth 14 Source: University of Virginia’s Weldon Cooper Center for Public Service; National Investment Center for Senior Housing & Care (“NIC”); NIC data is from NICMAP Primary & Secondary markets through Q4 2025. The 85+ population growth is expected to accelerate to 1.9% by 2030 and 3.5% in the following decade Absorption remains well above historic averages resulting in the highest ever number of occupied senior housing units Demand Growth is Surging -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 1Q 20 09 3Q 20 09 1Q 20 10 3Q 20 10 1Q 20 11 3Q 20 11 1Q 20 12 3Q 20 12 1Q 20 13 3Q 20 13 1Q 20 14 3Q 20 14 1Q 20 15 3Q 20 15 1Q 20 16 3Q 20 16 1Q 20 17 3Q 20 17 1Q 20 18 3Q 20 18 1Q 20 19 3Q 20 19 1Q 20 20 3Q 20 20 1Q 20 21 3Q 20 21 1Q 20 22 3Q 20 22 1Q 20 23 3Q 20 23 1Q 20 24 3Q 20 24 1Q 20 25 3Q 20 25 Absorption Senior Housing Independent Living Assisted Living

Appendix: Definitions 15 ADJUSTED EBITDA & EBITDARM NHI considers Adjusted EBITDA to be an important supplemental measure because it provides information which is used to evaluate the Company’s performance and serves as an indication of the ability to service debt. NHI defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization, including amounts in discontinued operations, excluding real estate asset impairments and gains on dispositions and certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing Adjusted EBITDA for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write- downs. Adjusted EBITDA also includes NHI’s proportionate share of unconsolidated equity method investments presented on a similar basis. Since others may not use the Company’s definition of Adjusted EBITDA, caution should be exercised when comparing NHI’s Adjusted EBITDA to that of other companies. EBITDARM is earnings before interest, taxes, depreciation, amortization, rent and management fees. ADJUSTED NET OPERATING INCOME Adjusted net operating income (“Adjusted NOI”) is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. We define Adjusted NOI as total revenues, less straight-line revenue, less corporate interest income, less tenant reimbursements and property operating expenses, and adjusted for non-cash revenue items including, but not limited to, amortization of commitment fees, deferred financing costs and original issue discounts and lease incentive amortization. We believe Adjusted NOI provides investors relevant and useful information as it measures the operating performance of our properties at the property level on an unleveraged basis. We use adjusted NOI to make decisions about resource allocations and to assess the property level performance of our properties. FAD PAYOUT RATIO The Funds Available for Distribution (FAD) payout ratio is a metric used in the REIT (Real Estate Investment Trust) industry to gauge the percentage of FAD that a company distributes to shareholders as dividends. The FAD payout ratio is calculated by dividing the Company’s accrued dividends payable to common stockholders by its FAD for the period indicated. NET OPERATING INCOME Net operating income (“NOI”) is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. NHI defines NOI as total revenues, less tenant reimbursements and property operating expenses. The Company believes NOI provides investors relevant and useful information as it measures the operating performance of properties at the property level on an unleveraged basis. NHI uses NOI to make decisions about resource allocations and to assess the property level performance of our properties. NAREIT FUNDS FROM OPERATIONS (FFO) FFO per share, as defined by the National Association of Real Estate Investment Trusts (NAREIT) and applied by us, is calculated using the two-class method with net income allocated to common stockholders and holders of unvested restricted stock by applying the respective weighted-average shares outstanding during each period. The calculation of FFO begins with net income attributable to common stockholders (computed in accordance with GAAP) and excludes gains (or losses) from sales of real estate property, impairments of real estate, and real estate depreciation and amortization after adjusting for unconsolidated partnerships and joint ventures, if any. Diluted FFO per share assumes the exercise of stock options and other potentially dilutive securities.

Appendix: Definitions 16 NAREIT FUNDS FROM OPERATIONS (FFO) FFO per share, as defined by the National Association of Real Estate Investment Trusts (NAREIT) and applied by us, is calculated using the two-class method with net income allocated to common stockholders and holders of unvested restricted stock by applying the respective weighted-average shares outstanding during each period. The calculation of FFO begins with net income attributable to common stockholders (computed in accordance with GAAP) and excludes gains (or losses) from sales of real estate property, impairments of real estate, and real estate depreciation and amortization after adjusting for unconsolidated partnerships and joint ventures, if any. Diluted FFO per share assumes the exercise of stock options and other potentially dilutive securities. NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO) Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of non-real estate assets and liabilities, and recoveries of previous write-downs. FFO and Normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue. NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (FAD) Normalized FAD is an important supplemental performance measure for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our senior unsecured notes and debt issuance costs to be amortized as non-cash adjustments to earnings. We also adjust Normalized FAD for the net change in our allowance for expected credit losses, non-cash stock-based compensation, SHOP recurring capital expenditures as well as certain noncash items related to our equity method investments such as straight-line lease expense and amortization of purchase accounting adjustments. Normalized FAD is an important supplemental measure of liquidity for a REIT as a useful indicator of the ability to distribute dividends to stockholders. OCCUPANCY Occupancy is the average percentage of all units in our SHOP segment that are occupied during the time period described. NHI defines occupancy as the average number of units occupied in any given time period divided by the total number of available units. RETURN ON INVESTED CAPITAL (ROIC) ROIC is a performance metric that intends to measure the percentage return earned on capital invested by a company. NHI calculates ROIC as TTM Normalized FAD plus contractual interest divided by the average of total assets plus accumulated deprecation less straight-line rent receivable over the TTM period. RevPOR RevPOR is the average monthly revenue generated by occupied units in the SHOP segment. NHI defines RevPOR as monthly resident fees and services revenue divided the number of monthly occupied units for the period presented.

Appendix: Definitions 17 Same-Store (SS) We define Same-Store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that we may include selected properties that otherwise meet the Same-Store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in our judgment such inclusion provides a more meaningful presentation of our segment performance. Newly acquired properties, recently developed or redeveloped properties, and properties undergoing operator transitions in our SHOP reportable business segment will be included in Same-Store after five full quarters from the date of acquisition, transition, or being placed into service. Our SHOP and NNN that have undergone operator or business model transitions will be included in Same-Store once operating under consistent operating structures for the full period in both periods presented. Properties are excluded from Same-Store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) those properties that are currently undergoing a significant disruptive redevelopment; or (iv) those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Reconciliations: FFO, Normalized FFO, Normalized FAD

(unaudited, $ in thousands, except share and per share amounts)		Q4 2025		Q4 2024		Q3 2025
Net income attributable to common stockholders	$	38,113	$	43,213	$	32,812
Elimination of certain non-cash items in net income:						
Real estate depreciation		20,869		18,370		19,662
Real estate depreciation related to noncontrolling interests		(402)		(413)		(400)
Gains on sales of real estate, net		(119)		(4,960)		(113)
NAREIT FFO attributable to common stockholders		**58,461**		**56,210**		**51,961**
Non-cash write-offs of straight-line rent receivable		-		819		12,141
Non-cash rental income related to operations transfer on early lease termination		-		-		(1,375)
Gains on forward equity sales agreements, net		-		(6,261)		-
Normalized FFO attributable to common stockholders		**58,461**		**50,768**		**62,727**
Non-cash lease revenue adjustments, net		(652)		(1,189)		(616)
Non-real estate depreciation, net		713		271		487
Amortization of debt issuance costs and discounts, net		855		1,215		658
Adjustments related to equity method investments, net		(2,023)		(452)		(273)
Recurring capital expenditures, net		(791)		(432)		(668)
Equity method investment non-refundable entrance fees		477		477		929
Note receivable credit loss expense (benefit)		(61)		745		(1,979)
Non-cash stock-based compensation		964		670		983
Normalized FAD attributable to common stockholders	**$**	**57,943**	**$**	**52,073**	**$**	**62,248**
BASIC						
Weighted average common shares outstanding		47,652,977		45,117,095		47,433,336
NAREIT FFO attributable to common stockholders per share	$	1.23	$	1.25	$	1.10
Normalized FFO attributable to common stockholders per share	$	1.23	$	1.13	$	1.32
DILUTED						
Weighted average common shares outstanding		47,882,433		45,435,267		47,623,623
NAREIT FFO attributable to common stockholders per share	$	1.22	$	1.24	$	1.09
Normalized FFO attributable to common stockholders per share	$	1.22	$	1.12	$	1.32
Dividends excluding dividends on unvested restricted shares	$	44,389	$	41,091	$	43,777
Normalized FAD payout ratio		76.6%		78.9%		70.3%

18

Reconciliations: Net Operating Income & Adjusted NOI 19 Three Months Ended December 31, (unaudited, dollars in thousands) 2025 2024 Net Income $ 37,803 $ 42,788 Interest 14,264 15,241 Gains on sales of real estate (119) (4,960) (Gain) loss from equity method investment (1,652) - Franchise, excise and other taxes 324 94 Legal 11 411 Loan and realty gains (losses) (61) 745 General and administrative 7,603 5,416 Depreciation 21,653 18,680 Consolidated NOI $ 79,826 $ 72,154 Straight-line revenue (1,232) (1,800) Amortization of lease incentives 725 724 Amortization of commitment fees and discounts (143) (87) Non-cash write-off of straight-line rent receivable - 836 Non-segment/Corporate ___________- (150) Adjusted NOI $ 79,176 $ 71,677

Reconciliations: SHOP NOI & Same-Store SHOP NOI

Total SHOP ($ in thousands)	2023	Q3 2024	Q4 2024	2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Total revenues	$ 48,809	$ 13,771	$ 14,004	$ 54,421	$ 13,939	$ 14,217	$ 21,177	$ 30,729
Labor	(16,165)	(4,304)	(4,435)	(17,166)	(4,299)	(4,324)	(7,168)	(11,741)
Dietary	(3,763)	(1,118)	(1,090)	(4,287)	(1,045)	(1,104)	(1,483)	(2,104)
Utilities	(3,537)	(1,071)	(970)	(3,887)	(1,097)	(940)	(1,567)	(1,969)
Taxes and insurance	(5,889)	(1,611)	(1,569)	(6,412)	(1,538)	(1,413)	(2,217)	(2,649)
Other senior housing operating expenses	(10,233)	(2,640)	(2,690)	(10,499)	(2,874)	(2,615)	(3,818)	(4,963)
NOI	9,222	3,027	3,250	12,170	3,086	3,821	4,924	7,303
Depreciation	(9,158)	(2,591)	(2,639)	(10,157)	(2,758)	(2,811)	(3,733)	(5,557)
Net income (loss)	$ 64	$ 436	$ 609	$ 2,013	$ 328	$ 1,010	$ 1,191	$ 1,746
Total revenues	$ 48,809	$ 13,771	$ 14,004	$ 54,421	$ 13,939	$ 14,217	$ 21,177	$ 30,729
Units	1,734	1,732	1,732	1,732	1,732	1,732	2,670	3,009
Occupancy	78.2%	88.6%	89.4%	87.6%	89.2%	89.1%	87.2%	86.9%
Average occupied units	1,356	1,535	1,549	1,517	1,544	1,543	2,337	2,616
RevPOR	$ 2,999	$ 2,989	$ 3,014	$ 2,990	$ 3,008	$ 3,071	$ 3,432	$ 3,918

Same-Store SHOP ($ in thousands)	2023	Q3 2024	Q4 2024	2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Total revenues	$ 48,809	$ 13,771	$ 14,004	$ 54,421	$ 13,939	$ 14,217	$ 14,057	$ 13,968
Labor	(16,165)	(4,304)	(4,435)	(17,166)	(4,299)	(4,324)	(4,398)	(4,330)
Dietary	(3,763)	(1,118)	(1,090)	(4,287)	(1,045)	(1,104)	(1,058)	(1,122)
Utilities	(3,537)	(1,071)	(970)	(3,887)	(1,097)	(940)	(1,085)	(1,005)
Taxes and insurance	(5,889)	(1,611)	(1,569)	(6,412)	(1,538)	(1,413)	(1,721)	(1,610)
Other senior housing operating expenses	(10,233)	(2,640)	(2,690)	(10,499)	(2,874)	(2,615)	(2,833)	(2,682)
NOI	9,222	3,027	3,250	12,170	3,086	3,821	2,962	3,220
Depreciation	(9,158)	(2,591)	(2,639)	(10,157)	(2,758)	(2,811)	(2,843)	(3,076)
Net income (loss)	$ 64	$ 436	$ 609	$ 2,013	$ 328	$ 1,010	$ 119	$ 144
Total revenues	$ 48,809	$ 13,771	$ 14,004	$ 54,421	$ 13,939	$ 14,217	$ 14,057	$ 13,968
Units	1,734	1,732	1,732	1,732	1,732	1,732	1,732	1,732
Occupancy	78.2%	88.6%	89.4%	87.6%	89.2%	89.1%	87.9%	86.4%
Average occupied units	1,356	1,535	1,549	1,517	1,544	1,543	1,522	1,497
RevPOR	$ 2,999	$ 2,989	$ 3,014	$ 2,990	$ 3,008	$ 3,071	$ 3,074	$ 3,111

20

Reconciliations: Adjusted EBITDA 21 Three Months Ended December 31, (unaudited, dollars in thousands) 2025 2024 Net income $ 37,803 $ 42,788 Interest expense 14,264 15,241 Franchise, excise, and other taxes 324 94 Depreciation 21,653 18,680 Gains on sales of real estate, net (119) (4,960) Notes receivable credit loss (benefit) expense (61) 745 Non-cash write-off of straight-line rents receivable - 819 Gain on forward equity sale agreement, net ___________- (6,261) Adjusted EBITDA $ 73,864 $ 67,146 Interest expense at contractual rates $ 13,412 $ 14,066 Principal payments - 109 Fixed Charges $ 13,412 $ 14,175 Fixed Charge Coverage 5.5x 4.7x Net Debt to Adjusted EBITDA Consolidated Total Debt $ 1,163,814 Less: cash and cash equivalents (19,624) Consolidated Net Debt $ 1,144,190 Adjusted EBITDA $ 73,864 Annualizing Adjustment 221,589 Annualized impact of recent investments 4,517 $ 299,970 Consolidated Net Debt to Adjusted EBITDA 3.8x

Reconciliations: Adjusted EBITDA

NHI
NATIONAL HEALTH INVESTORS

(dollars in thousands)	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Net income	$ 39,231	$ 30,849	$ 6,505	$ 8,246	$ 21,466	$ 34,229	$ 1,558	$ 34,183	$ 39,448
Interest expense	12,840	12,715	12,282	10,198	10,862	11,412	12,445	14,027	14,194
Franchise, excise and other taxes	232	244	79	244	225	225	150	183	258
Depreciation	20,658	20,035	19,299	18,272	17,772	17,533	17,303	17,617	17,730
Unconsolidated EBITDA	798	678	678	678	713	713	917	495	706
NR credit loss expense	1,221	(37)	(185)	(76)	(47)	1,803	8,676	(756)	55
Other items	(6,484)	1,880	23,075	23,913	18,444	(4,332)	18,234	(3,559)	(11,182)
Adjusted EBITDA	$ 68,496	$ 66,364	$ 61,733	$ 61,475	$ 69,435	$ 61,583	$ 59,283	$ 62,190	$ 61,208
Interest expense at contractual rates	12,188	12,085	11,668	9,558	10,262	10,821	11,847	13,440	13,612
Principal payments on debt	91	92	187	98	193	290	389	103	100
Fixed Charges	$ 12,279	$ 12,177	$ 11,885	$ 9,656	$ 10,455	$ 11,111	$ 12,236	$ 13,543	$ 13,712
Fixed Charge Coverage	5.6x	5.4x	5.2x	6.4x	6.6x	5.5x	4.8x	4.6x	4.5x
Total debt	$ 1,434,744	$ 1,285,287	$ 1,242,883	$ 1,249,044	$ 1,104,495	$ 1,114,999	$ 1,147,511	$ 1,176,014	$ 1,134,815
Cash and equivalents	(32,544)	(48,393)	(37,412)	(36,121)	(43,435)	(28,811)	(19,291)	(13,875)	(17,411)
Net debt	$ 1,402,200	$ 1,236,894	$ 1,205,471	$ 1,212,923	$ 1,061,060	$ 1,086,188	$ 1,128,220	$ 1,162,139	$ 1,117,404
Annualized EBITDA	$ 273,981	$ 265,456	$ 246,932	$ 245,900	$ 277,741	$ 246,334	$ 237,131	$ 248,760	$ 244,832
Impact of recent transactions	(953)	(7,915)	(2,364)	(42)	(11,792)	(2,752)	682	2,086	(2,429)
Adjusted annualized EBITDA	$ 273,028	$ 257,541	$ 244,568	$ 245,858	$ 265,949	$ 243,582	$ 237,813	$ 250,846	$ 242,403
Net Debt / Adj. EBITDA	5.1x	4.8x	4.9x	4.9x	4.0x	4.5x	4.7x	4.6x	4.6x

(dollars in thousands)	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Net income	$ 29,033	$ 31,718	$ 30,657	$ 34,952	$ 28,242	$ 42,788	$ 33,817	$ 36,689	$ 32,478	$ 37,803
Interest expense	15,086	14,852	14,869	14,854	14,939	15,241	14,337	15,001	13,766	14,264
Franchise, excise and other taxes	2	7	(187)	47	83	94	269	243	244	324
Depreciation	17,515	17,112	17,505	17,490	17,768	18,680	19,157	19,918	20,216	21,653
Unconsolidated EBITDA	583	583	719	-	-	-	-	-	-	-
NR credit loss expense	786	(351)	10	452	3,434	745	(14)	(1,393)	(1,979)	(61)
Other items	436	(1,221)	686	(863)	(102)	819	494	(110)	10,653	(119)
Adjusted EBITDA	$ 63,441	$ 62,700	$ 64,259	$ 66,932	$ 64,364	$ 67,146	$ 68,060	$ 70,348	$ 75,378	$ 73,864
Interest expense at contractual rates	14,387	14,164	14,088	14,029	14,129	14,066	13,359	14,062	13,108	13,412
Principal payments on debt	101	104	105	105	106	109	112	110	-	-
Fixed Charges	$ 14,488	$ 14,268	$ 14,193	$ 14,134	$ 14,235	$ 14,175	$ 13,471	$ 14,172	$ 13,108	$ 13,412
Fixed Charge Coverage	4.4x	4.4x	4.5x	4.7x	4.5x	4.7x	5.1x	5.0x	5.8x	5.5x
Total debt	$ 1,144,438	$ 1,135,051	$ 1,139,266	$ 1,136,035	$ 1,136,302	$ 1,146,041	$ 1,262,985	$ 1,118,835	$ 1,109,065	$ 1,163,814
Cash and equivalents	(16,579)	(22,347)	(11,357)	(14,766)	(15,550)	(24,289)	(135,004)	(18,640)	(81,625)	(19,624)
Net debt	$ 1,127,859	$ 1,112,704	$ 1,127,909	$ 1,121,269	$ 1,120,752	$ 1,1221,752	$ 1,127,981	$ 1,100,195	$ 1,027,440	$ 1,144,190
Annualized EBITDA	$ 253,765	$ 250,801	$ 257,035	$ 267,728	$ 257,456	$ 268,584	$ 272,240	$ 281,392	$ 301,512	$ 295,453
Impact of recent transactions	473	(107)	85	2,341	(194)	3,717	4,798	-	(15,107)	4,517
Adjusted annualized EBITDA	$ 254,238	$ 250,693	$ 257,121	$ 270,069	$ 257,262	$ 272,301	$ 277,038	$ 281,392	$ 286,405	$ 299,970
Net Debt / Adj. EBITDA	4.4x	4.4x	4.4x	4.2x	4.4x	4.1x	4.1x	3.9x	3.6x	3.8x

22

Reconciliations: ROIC

(dollars in thousands)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Total Assets	$ 3,166,971	$ 3,139,273	$ 3,120,346	$ 3,183,273	$ 3,077,445	$ 2,912,177	$ 2,838,876	$ 2,802,503	$ 2,587,291	$ 2,508,785	$ 2,507,424
Add: Accumulated Depreciation	555,762	576,605	597,638	618,299	622,943	593,215	576,668	582,175	593,036	599,423	611,688
Less: Straight-line Receivable	(89,090)	(92,418)	(95,703)	(98,354)	(97,723)	(99,895)	(96,198)	(94,739)	(79,697)	(81,959)	(76,895)
Invested Capital	$ 3,633,643	$ 3,623,460	$ 3,622,281	$ 3,703,218	$ 3,602,665	$ 3,405,497	$ 3,319,346	$ 3,289,939	$ 3,100,630	$ 3,026,249	$ 3,042,217
Normalized FAD	$ 60,925	$ 60,270	$ 59,003	$ 59,551	$ 52,839	$ 51,173	$ 45,911	$ 52,669	$ 56,279	$ 47,378	$ 44,712
Add: Contractual Interest	12,832	11,907	11,537	12,230	12,188	12,085	11,668	9,558	10,262	10,821	11,847
FAD before contractual interest	$ 73,757	$ 72,177	$ 70,540	$ 71,781	$ 65,027	$ 63,258	$ 57,579	$ 62,227	$ 66,541	$ 58,199	$ 56,559
TTM Invested Capital	$ 3,511,852	$ 3,555,284	$ 3,593,428	$ 3,639,943	$ 3,637,053	$ 3,591,424	$ 3,530,601	$ 3,464,133	$ 3,343,616	$ 3,228,332	$ 3,155,676
TTM Normalized FAD plus contractual interest	$ 290,548	$ 290,094	$ 289,023	$ 288,256	$ 279,525	$ 270,606	$ 257,645	$ 248,091	$ 249,605	$ 244,546	$ 243,526
Return on Invested Capital	8.27%	8.16%	8.04%	7.92%	7.69%	7.53%	7.30%	7.16%	7.47%	7.58%	7.72%

(dollars in thousands)	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25
Total Assets	$ 2,533,230	$ 2,498,495	$ 2,499,090	$ 2,488,480	$ 2,478,125	$ 2,476,912	$ 2,460,090	$ 2,614,371	$ 2,782,885	$ 2,695,959	$ 2,690,064	$ 2,796,887
Add: Accumulated Depreciation	625,743	638,631	656,155	673,276	690,790	705,829	723,606	742,295	761,462	781,390	801,614	821,982
Less: Straight-line Receivable	(79,103)	(82,295)	(83,549)	(84,713)	(84,257)	(85,321)	(86,334)	(87,150)	(88,311)	(89,097)	(77,906)	(78,891)
Invested Capital	$ 3,079,870	$ 3,054,831	$ 3,071,696	$ 3,077,043	$ 3,084,659	$ 3,097,420	$ 3,097,362	$ 3,269,516	$ 3,456,036	$ 3,388,251	$ 3,413,772	$ 3,539,978
Normalized FAD	$ 47,739	$ 44,586	$ 48,171	$ 47,347	$ 50,975	$ 51,780	$ 49,383	$ 52,071	$ 56,001	$ 55,957	$ 62,248	$ 57,943
Add: Contractual Interest	13,440	13,612	14,387	14,164	14,088	14,028	14,129	14,066	13,359	14,062	13,108	13,412
FAD before contractual interest	$ 61,179	$ 58,198	$ 62,558	$ 61,511	$ 65,063	$ 65,808	$ 63,512	$ 66,137	$ 69,360	$ 70,019	$ 75,356	$ 71,355
TTM Average Invested Capital	$ 3,107,781	$ 3,060,759	$ 3,054,973	$ 3,065,131	$ 3,073,620	$ 3,077,130	$ 3,085,636	$ 3,125,200	$ 3,200,999	$ 3,261,717	$ 3,324,987	$ 3,413,511
TTM Normalized FAD plus contractual interest	$ 242,479	$ 234,136	$ 238,495	$ 243,447	$ 247,329	$ 254,939	$ 255,893	$ 260,518	$ 264,815	$ 269,028	$ 280,872	$ 286,090
Return on Invested Capital	7.80%	7.65%	7.81%	7.94%	8.05%	8.28%	8.29%	8.34%	8.27%	8.25%	8.45%	8.38%

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